EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

                                   dated as of

                                 October 7, 1999

                                 by and between

                       Eagle Wireless International, Inc.
                                 as the Issuer,

                                       and

                      GCA Strategic Investment Fund Limited
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                                TABLE OF CONTENTS
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ARTICLE I.  DEFINITIONS ......................................................    1
      SECTION 1.1  DEFINITIONS ...............................................    1
      SECTION 1.2  ACCOUNTING TERMS AND DETERMINATIONS .......................    9

ARTICLE II. PURCHASE AND SALE OF SECURITIES ..................................   10
      SECTION 2.1 PURCHASE AND SALE OF CONVERTIBLE DEBENTURES ................   10
      SECTION 2.2 PURCHASE PRICE .............................................   10
      SECTION 2.3 CLOSING AND MECHANICS OF PAYMENT ...........................   10
      SECTION 2.4 TERMS OF COMMITMENT AND SUBSEQUENT TAKEDOWNS ...............   10

ARTICLE III. PAYMENT TERMS OF CONVERTIBLE DEBENTURES .........................   12
      SECTION 3.1 PAYMENT OF PRINCIPAL AND INTEREST; PAYMENT MECHANICS .......   12
      SECTION 3.2 PAYMENT OF INTEREST ........................................   12
      SECTION 3.3 VOLUNTARY PREPAYMENT .......................................   12
      SECTION 3.4 MANDATORY PREPAYMENTS ......................................   13
      SECTION 3.5 PREPAYMENT PROCEDURES ......................................   14
      SECTION 3.6 PAYMENT OF ADDITIONAL AMOUNTS ..............................   15

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES ..................................   16
      SECTION 4.1  ORGANIZATION AND QUALIFICATION ............................   16
      SECTION 4.2  AUTHORIZATION AND EXECUTION ...............................   17
      SECTION 4.3 CAPITALIZATION .............................................   17
      SECTION 4.4 GOVERNMENTAL AUTHORIZATION .................................   18
      SECTION 4.5 ISSUANCE OF SHARES .........................................   18
      SECTION 4.6 NO CONFLICTS ...............................................   18
      SECTION 4.7 FINANCIAL INFORMATION ......................................   19
      SECTION 4.8 LITIGATION .................................................   19
      SECTION 4.9 COMPLIANCE WITH ERISA AND OTHER BENEFIT PLANS ..............   19
      SECTION 4.10 ENVIRONMENTAL MATTERS .....................................   20
      SECTION 4.11 TAXES .....................................................   20
      SECTION 4.12 INVESTMENTS, JOINT VENTURES ...............................   20
      SECTION 4.13 NOT AN INVESTMENT COMPANY .................................   20
      SECTION 4.14 FULL DISCLOSURE ...........................................   20
      SECTION 4.15 NO SOLICITATION; NO INTEGRATION WITH OTHER OFFERINGS ......   21
      SECTION 4.16  PERMITS ..................................................   21
      SECTION 4.17  LEASES ...................................................   21
      SECTION 4.18  ABSENCE OF ANY UNDISCLOSED LIABILITIES OR CAPITAL CALLS ..   21
      SECTION 4.19  PUBLIC UTILITY HOLDING COMPANY ...........................   21
      SECTION 4.20  INTELLECTUAL PROPERTY RIGHTS .............................   22
      SECTION 4.21  INSURANCE 22
      SECTION 4.22  TITLE TO PROPERTIES ......................................   22
      SECTION 4.23  INTERNAL ACCOUNTING CONTROLS .............................   22
      SECTION 4.24  YEAR 2000 COMPLIANCE .....................................   22
      SECTION 4.25  FOREIGN PRACTICES ........................................   23
      SECTION 4.26  TITLE TO CERTAIN ASSETS ..................................   23

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PURCHASER ......................   23
      SECTION 5.1  PURCHASER .................................................   23

ARTICLE VI.  CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES ..................   25
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      SECTION 6.1  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS TO PURCHASE   25
      SECTION 6.2  CONDITIONS TO THE COMPANY'S OBLIGATIONS ...................   27

ARTICLE VII.  AFFIRMATIVE COVENANTS ..........................................   27
      SECTION 7.1 INFORMATION ................................................   27
      SECTION 7.2 PAYMENT OF OBLIGATIONS .....................................   28
      SECTION 7.3 MAINTENANCE OF PROPERTY; INSURANCE .........................   28
      SECTION 7.4 MAINTENANCE OF EXISTENCE ...................................   28
      SECTION 7.5 COMPLIANCE WITH LAWS .......................................   29
      SECTION 7.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS ..................   29
      SECTION 7.7 INVESTMENT COMPANY ACT .....................................   29
      SECTION 7.8 USE OF PROCEEDS ............................................   29
      SECTION 7.9 COMPLIANCE WITH TERMS AND CONDITIONS OF MATERIAL CONTRACTS .   29
      SECTION 7.10 RESERVED SHARES AND LISTINGS ..............................   30
      SECTION 7.11 TRANSFER AGENT INSTRUCTIONS ...............................   30
      SECTION 7.12 MAINTENANCE OF REPORTING STATUS; SUPPLEMENTAL INFORMATION .   31
      SECTION 7.13 FORM D; BLUE SKY LAWS .....................................   31

ARTICLE VIII.  NEGATIVE COVENANTS ............................................   31
      SECTION 8.1 LIMITATIONS ON DEBT OR OTHER LIABILITIES ...................   31
      SECTION 8.2 TRANSACTIONS WITH AFFILIATES ...............................   32
      SECTION 8.3 MERGER OR CONSOLIDATION ....................................   32
      SECTION 8.4 LIMITATION ON ASSET SALES ..................................   32
      SECTION 8.5 RESTRICTIONS ON CERTAIN AMENDMENTS .........................   32
      SECTION 8.6 PROHIBITION ON DISCOUNTED EQUITY OFFERINGS; REGISTRATION RIGHTS33
      SECTION 8.7 LIMITATION ON STOCK REPURCHASES ............................   34

ARTICLE IX.  RESTRICTIVE LEGENDS .............................................   34
      SECTION 9.1 RESTRICTIONS ON TRANSFER ...................................   34
      SECTION 9.2 LEGENDS ....................................................   34
      SECTION 9.3 NOTICE OF PROPOSED TRANSFERS 34

ARTICLE X. ADDITIONAL AGREEMENTS AMONG THE PARTIES 34
      SECTION 10.1 LIQUIDATED DAMAGES ........................................   35
      SECTION 10.2 CONVERSION NOTICE .........................................   35
      SECTION 10.3 CONVERSION LIMIT ..........................................   35
      SECTION 10.4 REGISTRATION RIGHTS .......................................   36
      SECTION 10.5 RESTRICTION ON ISSUANCE OF SECURITIES .....................   38

ARTICLE XI.  ADJUSTMENT OF FIXED PRICE .......................................   38
      SECTION 11.1 REORGANIZATION ............................................   38
      SECTION 11.2 SHARE REORGANIZATION ......................................   38
      SECTION 11.3 RIGHTS OFFERING ...........................................   39
      SECTION 11.4 SPECIAL DISTRIBUTION ......................................   40
      SECTION 11.5 CAPITAL REORGANIZATION ....................................   41
      SECTION 11.6 PURCHASE PRICE ADJUSTMENTS ................................   41
      SECTION 11.7 ADJUSTMENT RULES ..........................................   42
      SECTION 11.8 CERTIFICATE AS TO ADJUSTMENT ..............................   42
      SECTION 11.9 NOTICE TO HOLDERS .........................................   42

ARTICLE XII.  EVENTS OF DEFAULT ..............................................   43
      SECTION 12.1  EVENTS OF DEFAULT ........................................   43
      SECTION 12.2  POWERS AND REMEDIES CUMULATIVE ...........................   45
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ARTICLE XIII.  MISCELLANEOUS .................................................   45
      SECTION 13.1  NOTICES ..................................................   45
      SECTION 13.2  NO WAIVERS; AMENDMENTS ...................................   46
      SECTION 13.3  INDEMNIFICATION ..........................................   46
      SECTION 13.4  EXPENSES:  DOCUMENTARY TAXES .............................   48
      SECTION 13.5  PAYMENT ..................................................   49
      SECTION 13.6  SUCCESSORS AND ASSIGNS ...................................   49
      SECTION 13.7  BROKERS ..................................................   49
      SECTION 13.8  GEORGIA LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
      SECTION 13.8  TRIAL; APPOINTMENT OF AGENT ..............................   49
      SECTION 13.9  ENTIRE AGREEMENT .........................................   49
      SECTION 13.10 SURVIVAL; SEVERABILITY ...................................   50
      SECTION 13.12 REPORTING ENTITY FOR THE COMMON STOCK ....................   50
      SECTION 13.13 PUBLICITY ................................................   50
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                                LIST OF SCHEDULES

Schedule 4.3      Capitalization
Schedule 4.7      Financial Information
Schedule 4.8      Litigation
Schedule 4.12     Investments, Joint Ventures
Schedule 7.8      Use of Proceeds
Schedule 8.2      Transactions with Affiliates
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                                LIST OF EXHIBITS

Exhibit A  Form of Convertible Debentures
Exhibit B  Form of Registration Rights Agreement
Exhibit C  Form of Solvency Certificate
Exhibit D  Form of Officer's Certificate
Exhibit E  Form of Escrow Agreement
Exhibit F  Form of Common Stock Purchase Warrant
Exhibit G  Security Agreement

                          SECURITIES PURCHASE AGREEMENT

      AGREEMENT, dated as of October 7, 1999, between Eagle Wireless International, Inc. (the " Company") and GCA Strategic Investment Fund Limited ("Purchaser").

                                R E C I T A L S:

      WHEREAS, the Company desires to sell and issue to Purchaser, and Purchaser desires to purchase from the Company, up to the greater of (i) $4,500,000 aggregate principal amount of or (ii) the total number of registered common shares represented in the Company's shelf registration statement relating to the Company's 7% Convertible Debentures due October 7, 2002 (the " Convertible Debentures") (the "Commitment Amount"), with terms and conditions as set forth in the form of Convertible Debenture attached hereto as EXHIBIT A;

      WHEREAS, the Convertible Debentures will be convertible into shares of the Company's common stock, $.001 par value per share (the "Common Stock");

      WHEREAS, in order to induce the Purchaser to enter into the transactions described in this Agreement, the Company desires to issue to the Purchaser up to an aggregate of 100,000 warrants to purchase shares of Common Stock upon the Closing (as defined herein) and up to an additional 210,000 warrants in Subsequent Takedowns (as defined herein) on the terms and conditions described in the form of the common stock purchase warrant attached hereto as EXHIBIT F (the "Warrants"); and

      WHEREAS, Purchaser will have certain registration rights with respect to such shares of Common Stock issuable as interest under, and upon conversion of, the Convertible Debentures (the "Debenture Shares") and upon exercise of the Warrants (the "Warrant Shares," the Debenture Shares and the Warrant Shares being collectively referred to herein as the " Conversion Shares") as set forth in the Registration Rights Agreement in the form attached hereto as EXHIBIT B;

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE 1. DEFINITIONS

ARTICLE 1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:
ARTICLE 1.2
ARTICLE 1.3 "Additional Shares of Common Stock" has the meaning set forth in
Section 11.6.
ARTICLE 1.4
ARTICLE 1.5 "Affiliate" means, with respect to any Person (the " Subject Person"), (i) any other Person (a " Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or
(ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.
ARTICLE 1.6
ARTICLE 1.7 "Agreement" means this Securities Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.
ARTICLE 1.8
ARTICLE 1.9 "Asset Sale" has the meaning set forth in Section 8.4.
ARTICLE 1.10
ARTICLE 1.11 "Balance Sheet Date" has the meaning set forth in Section 4.7.
ARTICLE 1.12
ARTICLE 1.13 "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

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ARTICLE 1.14
ARTICLE 1.15 "Benefit Plans" has the meaning set forth in Section 4.9(b).
ARTICLE 1.16
ARTICLE 1.17 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.
ARTICLE 1.18
ARTICLE 1.19 "Capital Reorganization" has the meaning set forth in Section 11.5.
ARTICLE 1.20
ARTICLE 1.21 "Change in Control" means (i) after the date of this Agreement, any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such sections) other than Purchaser shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 33% or more of the outstanding shares of Common Stock of the Company; (ii) any sale or other disposition (other than by reason of death or disability) to any Person of more than 50,000 shares of Common Stock of the Company by any executive officers and/or employee directors of the Company (including, but not limited to, H. Dean Cubley) (iii) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 50.1% of the Directors still in office who are either Directors as of the date hereof or whose election or nomination for election was previously so approved), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company then in office.
ARTICLE 1.22 "Closing Bid Price" shall mean for any security as of any date, the lowest closing bid price as reported by Bloomberg, L.P. (" Bloomberg") on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the lowest closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no lowest trading price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such securities as reported in the "Pink Sheets" by the National Quotation Bureau, Inc. If the lowest closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the lowest closing bid price of such security on such date shall be the fair market value as mutually determined by Purchaser and the Company for which the calculation of the closing bid price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Company in good faith.

      "Closing Date" means the date on which all of the conditions set forth in Sections 6.1 and 6.2 shall have been satisfied and Convertible Debentures in the aggregate principal amount of $1,500,000 are issued by the Company to Purchaser.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commission" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

      "Common Stock" means common stock, $.001 par value per share, of the Company.

      "Company" means Eagle Wireless International, Inc., a Texas corporation, and its successors.

      "Company Corporate Documents" means the certificate of incorporation and bylaws of the Company.

      "Consolidated Net Worth" means at any date the total shareholder's equity which would appear on a consolidated balance sheet of the Company prepared as of such date.

      "Consolidated Subsidiary" means at any date with respect to any Person or Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

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      "Control" (including, with correlative meanings, the terms "Controlling,"
"Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

      "Conversion Date" shall mean the date of delivery (including delivery via telecopy) of a Notice of Conversion for all or a portion of a Convertible Debenture by the holder thereof to the Company as specified in each Convertible Debenture.

      "Conversion Price" has the meaning set forth in the Convertible
Debentures.

      "Conversion Shares" has the meaning set forth in the Recitals.

      "Convertible Debentures" means the Company's Convertible Debentures substantially in the form set forth as EXHIBIT A hereto.

      "Deadline" has the meaning set forth in Section 10.1.

      "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

      "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Default Fee" has the meaning set forth in Section 10.4.

      "Derivative Securities" has the meaning set forth in Section 8.6.

      "Discounted Equity Offerings" has the meaning set forth in Section 8.6.

      "Directors" means the individuals then serving on the Board of Directors or similar such management council of the Company.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

      "ERISA Group" means the Company and each Subsidiary and all members of a controlled group of corporation and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

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      "Event of Default" has the meaning set forth in Article XII hereof.
      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Expense Reimbursement Fee" has the meaning set forth in Section 13.4.

      "Financing" means a public or private financing consummated (meaning closing and funding) through the issuance of debt or equity securities (or securities convertible into or exchangeable for debt or equity securities) of the Company, other than Permitted Financings.

      "Fixed Price(s)" has the meaning set forth in Section 11.1.

      "GAAP" has the meaning set forth in Section 1.2.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

      "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

      `Intellectual Property" has the meaning set forth in Section 4.20.

      "Investment" means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

      "Lien" means any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

      "Listing Applications" has the meaning set forth in Section 4.4.

      "Majority Holders" means (i) as of the Closing Date, Purchaser and (ii) at any time thereafter, the holders of more than 50% in aggregate principal amount of the 7% Convertible Debentures dated October 7, 1999 outstanding at such time.

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      "Market Price" shall mean the Closing Bid Price of the Common Stock preceding the date of determination.

      "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000.

      "Maturity Date" shall mean the date of maturity of the Convertible Debentures.

      "Maximum Number of Shares" shall mean that percentage that the Company may issue without shareholder approval under the applicable rules of the National Market or the applicable OTC Bulletin Board or equivalent entity, of the then issued and outstanding shares of Common Stock of the Company as of the applicable date of determination, or such greater number of shares as the stockholders of the Company may have previously approved.

      "NASD" has the meaning set forth in Section 7.10.

      "Nasdaq Market" means the Nasdaq Stock Market's National Market System.

      "National Market" means the Nasdaq Market, the Nasdaq Small Cap Market, the New York Stock Exchange, Inc. or the American Stock Exchange, Inc..

      "Net Cash Proceeds" means, with respect to any transaction, the total amount of cash proceeds received by the Company or any Subsidiary less (i) reasonable underwriters' fees, brokerage commissions, reasonable professional fees and other customary out-of-pocket expenses payable in connection with such transaction, and (ii) in the case of dispositions of assets, (A) actual transfer taxes (but not income taxes) payable with respect to such dispositions, and (B) the amount of Debt, if any, secured by a Lien on the asset or assets disposed of and required to be, and actually repaid by the Company or any Subsidiary in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or any Subsidiary that are not assumed by the purchaser of such asset or assets.


      "Notice of Conversion" means the form to be delivered by a holder of a Convertible Debenture upon conversion of all or a portion thereof to the Company substantially in the form of EXHIBIT A to the form of Convertible Debenture.

      "Notice of Exercise" means the form to be delivered by a holder of a Warrant upon exercise of all or a portion thereof to the Company substantially in the form of EXHIBIT A to the Warrant.

      "Officer's Certificate" shall mean a certificate executed by the President, chief executive officer or chief financial officer of the Company in the form of EXHIBIT D attached hereto.

      "OTC Bulletin Board" means the over-the-counter bulletin board operated by the NASD.

      "Other Taxes" has the meaning set forth in Section 3.6(b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permits" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company and the Subsidiaries.

      "Permitted Financings" has the meaning set forth in Section 10.5.

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      "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock Company, government (or any agency or political subdivision thereof) or other entity of any kind.

      "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA group for employees of any member of the ERISA group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA group for employees of the Person which was at such time a member of the ERISA Group.

      "Purchase Price" means the purchase price for the Securities set forth in Section 2.2 hereof.

      "Purchaser" means the entity listed on the signature page hereto and its successors and assigns, including holders from time to time of the Convertible Debentures.

      "Recourse Financing" means Debt of the Company or any Subsidiary which, by its terms, does not bar the lender thereof from action against the Company or any Subsidiary, as borrower or guarantor, if the security value of the project or asset pledged in respect thereof falls below the amount required to repay such Debt.

      "Redemption Event" has the meaning set forth in Section 3.4.

      "Registrable Securities" has the meaning set forth in Section 10.4(a).

      "Registration Default" has the meaning set forth in Section 10.4(e).

      "Registration Maintenance Period" has the meaning set forth in
Section 10.4(c).

      "Registration Statement" has the meaning set forth in Section 10.4(b).

      "Registration Rights Agreement" means the agreement between the Company and Purchaser dated the date hereof substantially in the form set forth in EXHIBIT B attached hereto.

      "Required Effectiveness Date" has the meaning set forth in
Section 10.4(b).

      "Reserved Amount" has the meaning set forth in Section 7.10(a).

      "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on any shares of capital stock of such Person (except dividends payable solely in shares of capital stock of the same or junior class of such Person and dividends from a wholly-owned direct or indirect Subsidiary of the Company to its parent corporation), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock or (iii) any loan, or advance or capital contribution to any Person (a " Stockholder") owning any capital stock of such Person other than relocation, travel or like advances to officers and employees in the ordinary course of business, and other than reasonable compensation as determined by the Board of Directors.

      "Rights Offering" has the meaning set forth in Section 11.3.

      "Sale Event" has the meaning set forth in Section 3.4.

      "SEC Reports" has the meaning set forth in Section 7.1(a).

      "Securities" means the Convertible Debentures, the Warrants and, as applicable, the Conversion Shares.

      "Securities Act" means the Securities Act of 1933, as amended.

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      "Share Reorganization" has the meaning set forth in Section 11.2.

      "Solvency Certificate" shall mean a certificate executed by the treasurer of the Company as to the solvency of the Company, the adequacy of its capital and its ability to pay its debts, all after giving effect to the issuance and sale of the Convertible Debentures and the completion of the offering (including without limitation the payment of any fees or expenses in connection therewith), which such Solvency Certificate shall be in the form of EXHIBIT C attached hereto.

      "Special Distribution" has the meaning set forth in Section 11.4.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which (x) a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (y) the results of operations, the assets and the liabilities of which are consolidated with such Person under GAAP.

      "Subsidiary Corporate Documents" means the certificates of incorporation and bylaws of each Subsidiary.

      "Taxes" has the meaning set forth in Section 3.6.

      "Trading Day" shall mean any Business Day in which the OTC Bulletin Board, National Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

      "Transaction Agreements" means this Agreement, the Convertible Debentures, the Warrants, the Registration Rights Agreement, the Security Agreement, and the other agreements contemplated by this Agreement.

      "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

      "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

      "Warrant" means the Common Stock Purchase Warrant substantially in the form set forth in EXHIBIT F hereto.

ARTICLE 1.1 ACCOUNTING TERMS AND DETERMINATIONS . Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) (" GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.
ARTICLE 1.2
ARTICLE 1.3
                   ARTICLE 2. PURCHASE AND SALE OF SECURITIES

ARTICLE 1.1 PURCHASE AND SALE OF CONVERTIBLE DEBENTURES .
ARTICLE 1.2
(a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, Convertible Debentures up to the aggregate Commitment Amount.

(a) Purchaser shall acquire Convertible Debentures on the Closing Date in an aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00).
(b)
(c) In connection with the Purchaser's agreement to purchase the Convertible Debentures specified in this Article II, the Company shall issue and deliver to the Purchaser on the Closing Date Warrants to purchase an aggregate of 100,000 shares of Common Stock.

(d)
ARTICLE 1.2 PURCHASE PRICE. The purchase price for the Convertible
Debentures on the Closing Date and at any Subsequent Takedown (as defined herein) shall be 95% of the principal amount thereof. No part of the purchase price of the Convertible Debentures shall be allocated to the Warrant. Therefore, the aggregate consideration payable by Purchaser to the Company for the Convertible Debentures and Warrants on the Closing Date shall be One Million Four Hundred and Twenty Five Thousand Dollars ($1,425,000.00) (the " Purchase Price").
ARTICLE 1.3
ARTICLE 1.4 CLOSING AND MECHANICS OF PAYMENT.
ARTICLE 1.5
(a) The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds on or before 5:00 p.m. (EST).

(a) The Convertible Debentures and Warrants issued on the Closing Date shall be dated the date hereof; PROVIDED, HOWEVER, interest shall accrue on the applicable Convertible Debentures only from and after the date of funding thereof.
(b)
ARTICLE 1.2 TERMS OF COMMITMENT AND SUBSEQUENT TAKEDOWNS.
ARTICLE 1.3

(a) COMMITMENT TERM. Purchaser's commitment to purchase the Commitment Amount of Debentures from the Company, subject to the terms and conditions set forth herein, shall expire on the second anniversary of the Closing Date.

(b)
(c) COMMITMENT FEE. The Company agrees to pay Purchaser an aggregate commitment fee of 1.5% of the Commitment Amount which remains unused and has not been canceled as of October 7, 2001. The Company may cancel any unused portion of the Commitment Amount at any time upon 10 days written notice to Purchaser, in which event the Company will pay Purchaser a commitment fee of 1.5% of the Commitment Amount that it has canceled; provided, however, if Purchaser fails to honor the Commitment, except as otherwise permitted herein, then no Commitment Fee shall be due to Purchaser.
(d)
(e) SUBSEQUENT TAKEDOWN PERIOD. Following the earlier of (i) the 120th Trading Day after the effective date of the Registration Statement, (in the case of the first draw on the Commitment Amount by the Company following the Closing Date (a "Takedown") and the 120th Trading Day after the previous Takedown (in the case of all subsequent Takedowns, together known as "Subsequent Takedowns") or (ii) conversion by Purchaser of the Debentures purchased in a previous Takedown, the Company, at its sole option, may request Purchaser to purchase additional amounts of the unused Commitment Amount.
(f)
(g) SUBSEQUENT TAKEDOWN AMOUNTS. The amount the Company may request in any Subsequent Takedown shall be lesser of (i) a maximum of $1,000,000 principal amount (the "Maximum Subsequent Takedown Amount"), and (ii) a maximum dollar amount equal to the product of the formula of:
(h)
(i)         Subsequent Takedown Amount = [(V multiplied by P) multiplied by 20%]
(j)
(k) Where V is equal to the weighted average trading volume of the Common Stock for (i) the total of the 120 Trading Days or (ii) the total number of Trading Days elapsed between Takedowns, following the effective date of the Registration Statement or the closing of the previous Takedown, as applicable, and P is equal to the weighted average sale price of the Common Stock for (i) the 120 Trading Day period or (ii) the number of Trading Days elapsed between Takedowns, following the effective date of the Registration Statement or the closing of the previous

Takedown, as applicable (the "Subsequent Takedown Amount"). The Company shall provide Purchaser a minimum of 20 business days prior written notice of its intention to effect a Takedown.
(l)
(m) CONDITION TO SUBSEQUENT TAKEDOWNS. Subsequent Takedowns will be subject to the conditions set forth in Section 6.1 hereof and the following:
(n)
(i) the effectiveness of the Registration Statement covering resales of the Conversion Shares;
(ii)
(iii) the accuracy and completeness of the Company's representations and warranties set forth in Article IV hereof as of the closing date of each Subsequent Takedown;
(iv)
(v) the absence of suspensions of trading in or delisting (or pending delisting) of the Common Stock;
(vi)
(vii) the receipt of legal opinions from counsel for the Company in form and substance satisfactorily to Purchaser;
(viii)
(ix) the receipt of an accountant's "comfort letter" or "agreed upon procedures" letter, as appropriate;
(x)
(xi) the completion of due diligence investigations regarding the Company by Purchaser and absence of disputes with respect thereto; and
(xii)
(xiii) the absence of material adverse changes in the Company's financial condition or prospects or share listing status or price.
(xiv)
(o) ADDITIONAL TAKEDOWN LIMITS. In no event shall the Purchaser (or "group") as such term is defined in Rule 13d-3 of the Exchange Act) receive Conversion Shares, upon the issuance of any Common Stock as a result of a Takedown or the exercise of any Warrants, if, immediately after giving effect to such issuance, the Purchaser (or group) would beneficially own (excluding for such purpose additional Common Stock beneficially owned through ownership of the Warrants) in excess of 4.99% of the Common Stock then outstanding. This provision will not be effective in an Event of Default which remains uncured for a period of 10 days.
(p)
(q)

               ARTICLE 2. PAYMENT TERMS OF CONVERTIBLE DEBENTURES

ARTICLE 1.1 PAYMENT OF PRINCIPAL AND INTEREST; PAYMENT MECHANICS. The Company will pay all amounts due on each Convertible Debenture by the method and at the address specified for such purpose by Purchaser in writing, without the presentation or surrender of any Convertible Debenture or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of this Convertible Debenture, the holder shall surrender the Convertible Debenture for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Convertible Debenture, the holder thereof will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender the Convertible Debenture to the Company in exchange for a new Convertible Debenture or Convertible Debentures. The Company will afford the benefits of this Section 3.1 to any direct or indirect transferee of the Convertible Debenture purchased under this Agreement and that has made the same agreement relating to this Convertible Debenture as Purchaser has in this Section 3.1; provided that such transferee is an "accredited investor" under Rule 501 of the Securities Act.
ARTICLE 1.2
ARTICLE 1.3 PAYMENT OF INTEREST. Interest shall accrue on the outstanding principal amount of each Convertible Debenture and shall be payable as specified therein.
ARTICLE 1.4

ARTICLE 1.5 VOLUNTARY PREPAYMENT . For so long as no Event of Default shall have occurred and is continuing, the Company may, at its option, repay, in whole or in part, the Convertible Debentures, per the formula set forth in Section 5.1 of EXHIBIT A hereto, thereof following at least five (5) Business Days prior written notice to Purchaser (the expiration of such five (5) Business Day period being referred to as the "prepayment date"); PROVIDED, HOWEVER, that if such date is not a Business Day, the prepayment date shall be the next Business Day thereafter.
ARTICLE 1.6
ARTICLE 1.7 MANDATORY PREPAYMENTS.
ARTICLE 1.8

      (a)   Upon (i) the occurrence of a Change in Control of the Company,
      (ii) a transfer of all or substantially all of the assets of the Company to any Person in a single transaction or series of related transactions,
      (iii) a consolidation, merger or amalgamation of the Company with or into another Person in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), or (iv) the occurrence of a Registration Default which continues uncured for a period of ten (10) days, then, in each case, the Company shall, upon request of the Majority Holders, redeem the Convertible Debentures and Warrants, subject to the provisions of SECTION 5 of the Convertible Debentures and SECTION 13 of the Warrants, respectively. The redemption price payable upon any such redemption shall be the Redemption Price in SECTION 5 of the Convertible Debentures and
      SECTION 13 of the Warrants, respectively (referred to herein as the "Formula Price").

      (a) At the option of Purchaser, upon the consummation of one or more Financings, the Company shall use 25% of the Net Cash Proceeds therefrom (unless such Net Cash Proceeds from each such Financing is less than $250,000) to redeem the Convertible Debentures.

      (a) Upon the issuance of the Maximum Number of Shares and the failure within 40 days of such issuance to obtain shareholder approval to issue additional shares of Common Stock (the "Redemption Event"), the Company shall redeem the outstanding balance of each Convertible Debenture and Warrant for the Formula Price.

      (a) In the event that there is an insufficient number of authorized, issuable, unlegended and freely tradeable shares of Common Stock registered under the Registration Statement filed by the Company to fully convert the Convertible Debentures and exercise all Warrants held by Purchaser and sell such shares issued thereon, then the Company shall immediately file an amendment to the then current registration statement to register a sufficient number of such shares to convert said Convertible Debentures and Warrants. Upon the failure within ten
      (10) Trading Days to register a sufficient number of such shares, the Company shall redeem the outstanding balance of each Convertible Debenture and Warrant for the Formula Price. In addition, failure of the Company to register a sufficient number of such shares to fully convert said Convertible Debentures and exercise such Warrants shall be a Registration Default under SECTION 10.4(E) from the date of the Notice of Conversion to the date of the earlier of (i) the redemption of the outstanding balance of the Convertible Debentures and exercise of all such Warrants or (ii) full conversion of the Convertible Debentures and exercise of all such Warrants.

ARTICLE 1.1         PREPAYMENT PROCEDURES.
ARTICLE 1.2
      (a) Any permitted prepayment or redemption of the Convertible Debentures and Warrants, as applicable pursuant to Sections 3.3 or 3.4 above shall be deemed to be effective and consummated (for purposes of determining the Formula Price and the time at which Purchaser shall thereafter not be entitled to deliver a Notice of Conversion for the Convertible Debentures) as follows:

            (i) A prepayment pursuant to Section 3.3, the "prepayment date" specified therein;

            (i) A redemption pursuant to Section 3.4(a), the date of consummation of the applicable Sale Event or the Registration Default;

            (i) A redemption pursuant to Section 3.4(b), three (3) Business Days following the date of consummation of the applicable Financing (meaning closing and funding); and

            (i) A redemption pursuant to Section 3.4(c), the date specified in each Convertible Debenture.

      (a) On the Maturity Date and on the effective date of a repayment or redemption of the Convertible Debentures and Warrants as specified in
      Section 3.5(a) above, the Company shall deliver by wire transfer of funds the repayment/redemption price to Purchaser of the Convertible Debentures and Warrants subject to redemption. Should Purchaser not receive payment of any amounts due on redemption of its Convertible Debentures and Warrants by reason of the Company's failure to make payment at the times prescribed above for any reason, the Company shall pay to the applicable holder on demand (x) interest on the sums not paid when due at an annual rate equal to the greater of (I) the maximum lawful rate and (II) 18% per annum, compounded at the end of each thirty (30) days, until the applicable holder is paid in full and
      (y) all costs of collection, including, but not limited to, reasonable attorneys' fees and costs, whether or not suit or other formal proceedings are instituted.

      (a) The Company shall select the Convertible Debentures and Warrants to be redeemed in any redemption in which not all of the Convertible Debentures and Warrants are to be redeemed so that the ratio of the Convertible Debentures and Warrants of each holder selected for redemption to the total Convertible Debentures and Warrants owned by that holder shall be the same as the ratio of all such Convertible Debentures and Warrants selected for redemption bears to the total of all then outstanding Convertible Debentures and Warrants. Should any Convertible Debentures and Warrants required to be redeemed under the terms hereof not be redeemed solely by reason of limitations imposed by law, the applicable Convertible Debentures and Warrants shall be redeemed on the earliest possible dates thereafter to the maximum extent permitted by law.

      (a) Any Notice of Conversion delivered by Purchaser (including delivery via telecopy) to the Company prior to the (x) Maturity Date or
      (y) effective date of a voluntary repayment pursuant to Section 3.3 or a mandatory prepayment pursuant to Section 3.4 as specified in
      Section 3.5(a) above), shall be honored by the Company and the conversion of the Convertible Debentures shall be deemed effected on the Conversion Date. In addition, between the effective date of a voluntary prepayment pursuant to Section 3.3 or a mandatory prepayment pursuant to Section 3.4 as specified in Section 3.5(a) above and the date the Company is required to deliver the redemption proceeds in full to Purchaser, Purchaser may deliver a Notice of Conversion to the Company. Such notice will be (x) of no force or effect if the Company timely pays the redemption proceeds to Purchaser when due or
      (y) honored on or as of the date of the Notice of Conversion if the Company fails to timely pay the redemption proceeds to Purchaser when due.

ARTICLE 1.1         PAYMENT OF ADDITIONAL AMOUNTS.
ARTICLE 1.2
      (a) Any and all payments by the Company hereunder or under the Convertible Debentures to Purchaser and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as " Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Convertible Debentures (i) the holders of the Convertible Debentures subject to such Taxes shall have the right, but not the obligation, for a period of thirty (30) days commencing upon the day it shall have received written notice from the Company that it is required to withhold Taxes to transfer all or any portion of the Convertible Debentures to a qualified assignee to the extent such transfer can be effected in accordance with the other provisions of this Agreement and applicable law; (ii) the Company shall make such deductions or withholdings; (iii) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 3.6) Purchaser receives an amount equal to the sum it would have received if no such deduction or withholding had been made; and (iv) the Company shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable. A "qualified assignee" of a Purchaser is a Person that is organized under the laws of (I) the United States or (II) any jurisdiction other than the United States or any political subdivision thereof and that
      (y) represents and warrants to the Company that payments of the Company to such assignee under the laws in existence on the date of this Agreement would not be subject to any Taxes and (z) from time to time, as and when requested by the Company, executes and delivers to the Company and the Internal Revenue Service forms, and provides the Company with any information necessary to establish such assignee's continued exemption from Taxes under applicable law.

      (a) The Company shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as "Other Taxes") which arise from any payment made under any of the Transaction Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement other than Taxes payable solely as a result of the transfer from Purchaser to a Person of any Security.

      (a) The Company shall indemnify Purchaser, or qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.6) paid by Purchaser, or qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date Purchaser or assignee makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes submitted to the Company by Purchaser or assignee shall be conclusive evidence of the amount due from the Company to such party.

      (a) Within 30 days after the date of any payment of Taxes, the Company will furnish to Purchaser the original or a certified copy of a receipt evidencing payment thereof.

      (a) Purchaser shall provide to the Company a form W-8, stating that it is a non-U.S. person, together with any additional tax forms which may be required under the Code, as amended after the date hereof, to allow interest payments to be made to it without deduction.


                   ARTICLE 1. REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to Purchaser, as of the Closing Date and again at the closing of each Subsequent Takedown, the following:

ARTICLE 1.1 ORGANIZATION AND QUALIFICATION. The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect. A " Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets or condition (financial or otherwise) of the Company or the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.
ARTICLE 1.2
ARTICLE 1.3 AUTHORIZATION AND EXECUTION.
ARTICLE 1.4
      (a) The Company has all requisite corporate power and authority to enter into and perform each Transaction Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

      (a) The execution, delivery and performance by the Company of each Transaction Agreement and the issuance by the Company of the Securities have been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required.

      (a)   This Agreement has been duly executed and delivered by the Company.

      (a) This Agreement constitutes, and upon execution and delivery thereof by the Company, each of the Transaction Agreements will constitute, a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its respective terms.

ARTICLE 1.1 CAPITALIZATION . As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth on SCHEDULE 4.3 hereto and except as set forth on SCHEDULE 4.3 no other shares of capital stock of the Company will be outstanding as of the Closing Date. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on SCHEDULE 4.3 hereto, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Convertible Debentures or Conversion Shares. The Company has furnished to Purchaser true and correct copies of the Company's Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.
ARTICLE 1.2
ARTICLE 1.3 GOVERNMENTAL AUTHORIZATION . The execution and delivery by the Company of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect,
(c) listing applications ("Listing Applications") to be filed with the OTC Bulletin Board or the

National Market relating to the Conversion Shares of Common Stock issuable upon conversion of the Convertible Debentures, and (d) the filing of a "Form D" as described in Section 7.13 below.
ARTICLE 1.4
ARTICLE 1.5 ISSUANCE OF SHARES. Upon conversion in accordance with the terms of the Convertible Debentures and exercise of the Warrants, the Conversion Shares shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any Taxes, Liens and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other stockholders of the Company. Assuming the representations and warranties of Purchaser herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws. The Company understands and acknowledges that, in certain circumstances, the issuance of Conversion Shares could dilute the ownership interests of other stockholders of the Company. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Debentures and exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.
ARTICLE 1.6
ARTICLE 1.7 NO CONFLICTS . The execution and delivery by the Company of the Transaction Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a Material Adverse Effect.
ARTICLE 1.8
ARTICLE 1.9 FINANCIAL INFORMATION. Since May 31, 1999 (the " Balance Sheet Date"), except as disclosed in SCHEDULE 4.7, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries for the periods ending August 31, 1998, and May 31, 1999, respectively, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and
(ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of the Company and its Subsidiaries, fixed or contingent.
ARTICLE 1.10
ARTICLE 1.11 LITIGATION. Except as set forth on SCHEDULE 4.8, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or which challenges the validity of any Transaction Agreements.
ARTICLE 1.12

ARTICLE 1.13 COMPLIANCE WITH ERISA AND OTHER BENEFIT PLANS.
ARTICLE 1.14
(a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which as resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(a) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the " Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.
(b)
(c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.
(d)
ARTICLE 1.2 ENVIRONMENTAL MATTERS . The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.
ARTICLE 1.3
ARTICLE 1.4 TAXES . All United States federal, state, county, municipality, local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes and other governmental charges have been established in accordance with GAAP.
ARTICLE 1.5
ARTICLE 1.6 INVESTMENTS, JOINT VENTURES . Other than as set forth in SCHEDULE 4.12, the Company has no Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.
ARTICLE 1.7
ARTICLE 1.8 NOT AN INVESTMENT COMPANY . Neither the Company nor any Subsidiary is an "Investment Company" within the meaning of Investment Company Act of 1940, as amended.
ARTICLE 1.9
ARTICLE 1.10 FULL DISCLOSURE . The information heretofore furnished by the Company to Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.
ARTICLE 1.11

ARTICLE 1.12 NO SOLICITATION; NO INTEGRATION WITH OTHER OFFERINGS. No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than Purchaser) any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to Purchaser and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the Securities Act. The issuance of the Securities to Purchaser will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the OTC Bulletin Board.
ARTICLE 1.13
ARTICLE 1.14 PERMITS. (a) Each of the Company and its Subsidiaries has all material Permits; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice of lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.
ARTICLE 1.15
ARTICLE 1.16 LEASES . Neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $250,000 or to any operating lease with an aggregate annual rental greater than $250,000 during the life of such lease.
ARTICLE 1.17
ARTICLE 1.18 ABSENCE OF ANY UNDISCLOSED LIABILITIES OR CAPITAL CALLS. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to
Section 4.7 and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.
ARTICLE 1.19
ARTICLE 1.20 PUBLIC UTILITY HOLDING COMPANY. Neither the Company nor any Subsidiary is, or will be upon issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.
ARTICLE 1.21 INTELLECTUAL PROPERTY RIGHTS. Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of Company's and its Subsidiaries' knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.
ARTICLE 1.22
ARTICLE 1.23 INSURANCE. The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.
ARTICLE 1.24
ARTICLE 1.25 TITLE TO PROPERTIES. The Company and its Subsidiaries have good and marketable title to all their respective properties reflected on the financial statements referred to in Section 4.7, free and clear of all Liens.
ARTICLE 1.26

ARTICLE 1.27 INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with managements' general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
ARTICLE 1.28
ARTICLE 1.29 YEAR 2000 COMPLIANCE.
ARTICLE 1.30
(a) COMPUTER AND OTHER SYSTEMS. (i) All software programs and computer hardware that are owned, leased or licensed by the Company and each Subsidiary, or used by third parties on behalf of the Company and each Subsidiary
("Computer Systems"), are designated to be used prior to, during and after the calendar year 2000 A.D., including leap years; (ii) all other operational systems that use software or equipment that are owned, leased, or licensed by the Company and each Subsidiary, or used by third parties on behalf of the Company and each Subsidiary (" Other Systems"), are designated to be used prior to, during or after the calendar year 2000 A.D., including leap years; (iii) the Computer systems and Other Systems will properly operate during each such period without error or degradation of performance caused by a lack of Year 2000 Capabilities; and (iv) the Computer Systems and Other Systems will properly operate during each such period without requiring intervention or modification to Date Data.
(b)
(c) CAPABILITIES OF SUPPLIERS, VENDORS AND LANDLORDS. To the best of the Company's knowledge after specific inquiry of all of its material suppliers, vendors and landlords, the Company and each Subsidiary will not suffer a loss from interruption or cessation of business operations, in whole or in part, as a result of such suppliers, vendors or landlords failing to provide materials, labor, supplies or access to leased space for the operation of the Company and each Subsidiary as a result of such suppliers or vendors not having Year 2000 Capabilities.
(d)
(e)   CAPABILITIES. For purposes of this Agreement, (x) "Year 2000
Capabilities" means the ability to: (i) manage and manipulate data involving dates, including single century formulas and multi-century formulas, in a manner that will not cause an abnormally ending scenario or generate incorrect values or invalid results involving such dates; (ii) include the indication of proper century dates in all date-related user interface functions and date fields; and
(iii) operate with proper century dates in date-related software or hardware interface functions; and (y) "Date Data" means any existing data or input of date which includes an indication of or reference to date.
(f)
ARTICLE 1.31 FOREIGN PRACTICES . Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payments of funds of the Company or Subsidiary, or received or retained any funds, in each case in violation of any law, rule or regulation.
ARTICLE 1.32
ARTICLE 1.33 TITLE TO CERTAIN ASSETS. The Company owns the assets designated as collateral and described on Exhibit A to that certain Security Agreement between the Company and Purchaser of even date herewith in substantially the form of EXHIBIT G hereto (the "Security Agreement"), free and clear of any lien or encumbrance.
ARTICLE 1.34
ARTICLE 1.35
             ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF PURCHASER

ARTICLE 1.1 PURCHASER. Purchaser hereby represents and warrants to the Company that:

ARTICLE 1.2
      (a) Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of Purchaser's property shall at all times be and remain within its control;

      (a) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant thereto are within Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

      (a)   this Agreement has been duly executed and delivered by Purchaser;

      (a) the execution and delivery by Purchaser of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser;

      (a) Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement or the remaining Transaction Agreements;

      (a) this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

      (a) Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and Purchaser is capable of bearing the economic risks of such investment;

      (a) Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit Purchaser's ability to rely thereon;

      (a) no part of the source of funds used by Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by Purchaser in which any employee benefit plan (or its related trust) has any interest; and

      (a)   Purchaser is a corporation organized under the laws of Bermuda.


           ARTICLE 1. CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

ARTICLE 1.1 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS TO PURCHASE. The obligation of Purchaser hereunder to purchase the Convertible Debentures at the Closing and at the closing of each Subsequent Takedown is subject to the satisfaction, on or before the Closing Date and each Subsequent Takedown closing date, of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion:

      (a) The Company shall have duly executed this Agreement, the Warrant, the Registration Rights Agreement, and the Security Agreement and all other appropriate financing statements, and delivered the same to Purchaser;

      (a) The Company shall have delivered to Purchaser duly executed certificates representing the Convertible Debentures in accordance with
      Section 2.3 hereof;

      (a)   The Company shall have delivered the Solvency Certificate;

      (a) The representations and warranties of the Company contained in each Transaction Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by it at or prior to the Closing Date. Purchaser shall have received an Officer's Certificate executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser, including but not limited to certificates with respect to the Company Corporate Documents, resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and Directors of the Company. The form of such certificate is attached hereto as EXHIBIT D;

      (a) The Company shall have received all governmental, Board of Directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Agreements;

      (a) All applicable waiting periods in respect to the issuance and sale of the Securities shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

      (a) No law or regulation shall have been imposed or enacted that, in the judgment of Purchaser, could adversely affect the transactions set forth herein or in the other Transaction Agreements, and no law or regulation shall have been proposed that in the reasonable judgment of Purchaser could reasonably have any such effect;

      (a) Purchaser shall have received an opinion, dated the Closing Date, of counsel to the Company, in form and substance satisfactory to Purchaser;

      (a) All fees and expenses due and payable by the Company on or prior to the Closing Date shall have been paid;

      (a) The Company Corporate Documents and the Subsidiary Corporate Documents, if any, shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of Purchaser;

      (a) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary since June 30, 1999;

      (a) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements or the Securities or the rights of the holders of the Securities or Purchaser hereunder;

      (a) Purchaser shall have confirmed the receipt of the Convertible Debentures and the Warrants to be issued, duly executed by the Company in the denominations and registered in the name of Purchaser;

      (a) There shall not have occurred any disruption or adverse change in the financial or capital markets generally, or in the market for the Common Stock (including but not limited to any suspension or delisting), which Purchaser reasonably deems material in connection with the purchase of the Securities;

      (a) Immediately before and after the Closing Date, no Default or Event of Default shall have occurred and be continuing;

      (a) Purchaser shall have received all other opinions, resolutions, certificates, instruments, agreements or other documents as they shall reasonably request;

      (a) An Escrow Agreement, substantially in the form of EXHIBIT E, by and between the Company and Purchaser, and accepted by the Law Offices of Kim
      T. Stephens as escrow agent (the "Escrow Agent"), shall have been duly executed by the said parties.
      (b)   Company shall have delivered to Purchaser the Use of Proceeds
      SCHEDULE 7.8.

ARTICLE 1.1 CONDITIONS TO THE COMPANY'S OBLIGATIONS . The obligations of the Company to issue and sell the Securities to Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to any Closing Date, of the following conditions:

ARTICLE 1.2

      (a) The representations and warranties of Purchaser contained herein shall be true and correct in all material respects on the Closing Date and Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing Date;

      (a) The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

      (a) Receipt by the Company of duly executed counterparts of this Agreement and the Registration Rights Agreement signed by Purchaser;

      (a) The Company shall have received payment of Purchase Price, less the Expense Reimbursement Fee.


                        ARTICLE 1. AFFIRMATIVE COVENANTS

      The Company hereby agrees that, from and after the date hereof for so long as any Convertible Debentures remain outstanding and for the benefit of
Purchaser:

ARTICLE 1.1 INFORMATION. The Company will deliver to each holder of the Convertible Debentures:
ARTICLE 1.2
      (a) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), and (ii) all reports of Forms 10-K, 10-Q and 8-K (or other equivalents) which the Company or any Subsidiary has filed with the Commission (collectively, "SEC Reports");

      (a) simultaneously with the delivery of each item referred to in clause (a) above, a certificate from the chief financial officer of the Company stating that no Default or Event of Default has occurred and is continuing, or, if as of the date of such delivery a Default shall have occurred and be continuing, a certificate from the Company setting forth the details of such Default or Event of Default and the action which the Company is taking or proposes to take with respect thereto;

      (a) within two (2) days after any officer of the Company obtains knowledge of a Default or Event of Default, or that any Person has given any notice or taken any action with respect to a claimed Default hereunder, a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposed to take with respect thereto;

      (a) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

      (a) at least two (2) Business Days prior to the consummation of any Financing or other event requiring a repayment of the Convertible Debentures under Section 3.4, notice thereof together with a summary of all material terms thereof and copies of all documents and instruments associated therewith;

      (a) notice promptly upon the occurrence of any event by which the Reserved Amount becomes less than the sum of (i) 1.5 times the maximum number of Conversion Shares issuable pursuant to the Transaction Agreements; and

      (a) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any Subsidiary is a party in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought.

ARTICLE 1.1 PAYMENT OF OBLIGATIONS. The Company will, and will cause each Subsidiary to, pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.
ARTICLE 1.2
ARTICLE 1.3 MAINTENANCE OF PROPERTY; INSURANCE. The Company will, and will cause each Subsidiary to, keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.
ARTICLE 1.4
ARTICLE 1.5 MAINTENANCE OF EXISTENCE. The Company will, and will cause each Subsidiary to, continue to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.
ARTICLE 1.6
ARTICLE 1.7 COMPLIANCE WITH LAWS. The Company will, and will cause each Subsidiary to, comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.
ARTICLE 1.8
ARTICLE 1.9 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours, Purchaser' Representative or an affiliate thereof, as representatives of Purchaser, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants (and by this provision the Company authorizes its independent public accountants to disclose and discuss with Purchaser the affairs, finances and accounts of the Company and its Subsidiaries in the presence of a representative of the Company; provided, however, that such discussions will not result in any unreasonable expense to the Company, without Company consent), all at such reasonable times.
ARTICLE 1.10

ARTICLE 1.11 INVESTMENT COMPANY ACT. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.
ARTICLE 1.12
ARTICLE 1.13 USE OF PROCEEDS. The proceeds from the issuance and sale of the Convertible Debentures by the Company shall be used in accordance with SCHEDULE
7.8 attached hereto. None of the proceeds from the issuance and sale of the Convertible Debentures by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.
ARTICLE 1.14
ARTICLE 1.15 COMPLIANCE WITH TERMS AND CONDITIONS OF MATERIAL CONTRACTS.
The Company will, and will cause each Subsidiary to, comply, in all respects, with all terms and conditions of all material contracts to which it is subject.
ARTICLE 1.16
ARTICLE 1.17 RESERVED SHARES AND LISTINGS.
ARTICLE 1.18
(a) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Convertible Debentures and exercise of the Warrants and issuance of the Conversion Shares (based on the conversion price of the Convertible Debentures in effect from time to time and the exercise price of the Warrants, respectively) (the "Reserved Amount"). The Company shall not reduce the Reserved Amount without the prior written consent of Purchaser. With respect to all Securities which contain an indeterminate number of shares of Common Stock issuable in connection therewith (such as the Convertible Debentures), the Company shall include in the Reserve Amount, no less than two
(2) times the number of shares that is then actually issuable upon conversion or exercise of such Securities. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued or issuable upon conversion of the Convertible Debentures and exercise of the Warrants, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, either (x) calling a special meeting of shareholders to authorize additional shares, in the case of an insufficient number of authorized shares or
(y) in lieu thereof, consummating the immediate repurchase of the Convertible Debentures and the Warrants contemplated in Sections 3.4(c) and 10.3 hereof, respectively.

(a) The Company shall promptly file the Listing Applications and secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion or exercise of the Convertible Debentures and Warrants, respectively. The Company will maintain the listing and trading of its Common Stock on the OTC Bulletin Board. The Company will use its commercially reasonable best efforts to obtain as soon as practicable and maintain the listing and trading of its Common Stock on a National Market. The Company will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") and such exchanges, as applicable. The Company shall promptly provide to Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on the OTC Bulletin Board or any National Market.
(b)
ARTICLE 1.2 TRANSFER AGENT INSTRUCTIONS . Upon receipt of a Notice of Conversion or Notice of Exercise, as applicable, the Company shall immediately direct the Company's transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Conversion Shares, in such amounts as specified from time to time by Purchaser to the Company upon proper conversion of the Convertible Debentures or exercise of the Warrants. Upon conversion of any Convertible Debentures in accordance with their terms and/or exercise of any Warrants in accordance with their terms, the Company will, and will use its best lawful efforts to cause its transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion or Notice of Exercise, as the case may be. As long as the Registration Statement contemplated by the Registration Rights Agreement shall remain effective, the shares of Common Stock issuable upon conversion of any Convertible Debentures or exercise of the Warrants shall be issued to any transferee of such shares from Purchaser without any restrictive legend upon appropriate evidence of transfer in compliance with the Securities Act and the rules and regulations of the Commission; provided that for so long as the Registration Statement is effective, no opinion of counsel will be required to effect any such transfer. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to its transfer agent. Nothing in this Section 7.11 shall affect in any way a Purchaser's obligation to comply with all securities laws applicable to Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.
ARTICLE 1.3
ARTICLE 1.4 MAINTENANCE OF REPORTING STATUS; SUPPLEMENTAL INFORMATION. So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at anytime the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.
ARTICLE 1.5
ARTICLE 1.6 FORM D; BLUE SKY LAWS. The Company agrees to file a "Form D" with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to Purchaser at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Purchaser on or prior to the Closing Date.
ARTICLE 1.7
ARTICLE 1.8

                         ARTICLE 2. NEGATIVE COVENANTS

      The Company hereby agrees that after the date hereof for so long as any Convertible Debentures remain outstanding and for the benefit of Purchaser:

ARTICLE 1.1 LIMITATIONS ON DEBT OR OTHER LIABILITIES. Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist (at any time after the Closing Date, after giving effect to the application of the proceeds of the issuance of the Securities) (i) any Debt except (x) Debt incurred in a Permitted Financing, (y) Debt incurred in connection with equipment leases to which the Company or its Subsidiaries are a party incurred in the ordinary course of business; and (z) Debt incurred in connection with trade accounts payable, imbalances and refunds arising in the ordinary course of business and (ii) any equity securities (including Derivative Securities) (other than those securities that are issuable (x) under or pursuant to stock option plans, warrants or other rights programs that exist as of the date hereof, (z) in connection with the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement), unless the Company complies with the mandatory prepayment terms of Section 3.4(b) hereof.
ARTICLE 1.2
ARTICLE 1.3 TRANSACTIONS WITH AFFILIATES. The Company and each Subsidiary will not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition or stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, and Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, (1) pursuant to those agreements specifically identified on SCHEDULE 8.2 attached hereto (with a copy of such agreements annexed to such SCHEDULE 8.2) and (2) on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined in good faith by the Board of Directors of the Company; PROVIDED that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.
ARTICLE 1.4

ARTICLE 1.5 MERGER OR CONSOLIDATION. The Company will not, in a single transaction or a series of related transactions (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless the Company shall be the survivor of such merger or consolidation and (x) immediately before and immediately after given effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (y) the Company has delivered to Purchaser an Officer's Certificate stating that such consolidation, merger or transfer complies with this Agreement, and that all conditions precedent in this Agreement relating to such transaction have been satisfied.
ARTICLE 1.6
ARTICLE 1.7 LIMITATION ON ASSET SALES. Neither the Company nor any Subsidiary will consummate an Asset Sale of material assets of the Company or any Subsidiary without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. As used herein, "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) or sales of capital stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purpose of this definition as a "disposition"), including any disposition by means of a merger, consolidation or similar transaction other than a disposition of property or assets at fair market value in the ordinary course of business.
ARTICLE 1.8
ARTICLE 1.9 RESTRICTIONS ON CERTAIN AMENDMENTS. Neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing Debt, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Reports, any Company Corporate Document or Subsidiary Corporate Document if such amendment, in the Company's reasonable judgment, would materially adversely affect Purchaser or the holders of the Securities without the prior written consent of Purchaser.
ARTICLE 1.10
ARTICLE 1.11 PROHIBITION ON DISCOUNTED EQUITY OFFERINGS; REGISTRATION RIGHTS.
ARTICLE 1.12

      (a)   In addition to and not in lieu of the covenant specified in
      Section 8.1 above, until such time as all of the Convertible Debentures have been either redeemed or converted into Conversion Shares in full, the Company agrees that it will not issue any of its equity securities (or securities convertible into or exchangeable or exercisable for equity securities (the "Derivative Securities")) on terms that allow a holder thereof to acquire such equity securities (or Derivative Securities) at a discount to the Market Price of the Common Stock at the time of issuance or, in the case of Derivative Securities at a conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance so long as such conversion is not below the Market Price on the date of issuance (each such event, a "Discounted Equity Offering"). As used herein, "discount" shall include, but not be limited to, (i) any warrant, right or other security granted or offered in connection with such issuance which, on the applicable date of grant, is offered with an exercise or conversion price, as the case may be, at less than the then current Market Price of the Common Stock or, if such security has an exercise or conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance, then at a price below the Market Price on such date of exercise or conversion, as the case may be, or (ii) any commissions, fees or other allowances paid in connection with such issuances (other than customary underwriter or placement agent commissions, fees or allowances). For the purposes of determining the Market Price at which Common Stock is acquired under this Section, normal underwriting commissions and placement fees (including underwriters' warrants) shall be excluded.

      (a) Until such time as all of the Convertible Debentures have been either redeemed or converted into Conversion Shares in full, the Company agrees it will not issue any of its equity securities (or Derivative Securities), unless any shares of Common Stock issued or issuable in connection therewith are "restricted securities." As used herein "restricted securities" shall mean securities which may not be sold by virtue of contractual restrictions imposed by the Company either pursuant to an exemption from registration under the Securities Act or pursuant to a registration statement filed by the Company with the Commission, in each case prior to twelve (12) months following the date of issuance of such securities.

      (a) The restrictions contained in this Section 8.6 shall not apply to the issuance by the Company of (or the agreement to issue) Common Stock or Derivative Securities in connection with (i) the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement, or (ii) stock option or other compensatory plans.

ARTICLE 1.1 LIMITATION ON STOCK REPURCHASES. Except as otherwise set forth in the Convertible Debentures and the Warrants, the Company shall not, without the written consent of the Majority Holders, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.
ARTICLE 1.2
                         ARTICLE 2. RESTRICTIVE LEGENDS

ARTICLE 1.1 RESTRICTIONS ON TRANSFER. From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Article IX, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. Each Purchaser will use its best efforts to cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Article IX.
ARTICLE 1.2
ARTICLE 1.3 LEGENDS. The Conversion Shares shall be considered "unlegended" and/or "unrestricted" within the meaning of this Agreement and the Transaction Agreements, provided that certain legends may be necessary under the Securities Act, Exchange Act and relevant state laws.
ARTICLE 1.4
ARTICLE 1.5 NOTICE OF PROPOSED TRANSFERS. Prior to any proposed Transfer of the Securities (other than a Transfer (i) registered or exempt from registration under the Securities Act, (ii) to an affiliate of a Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement and the Registration Rights Agreement, or (iii) to be made in reliance on Rule 144 under the Securities Act), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (a) an opinion of counsel reasonably acceptable to the Company, confirming that such transfer does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.
ARTICLE 1.6
ARTICLE 1.7
               ARTICLE 2. ADDITIONAL AGREEMENTS AMONG THE PARTIES

ARTICLE 1.1 LIQUIDATED DAMAGES.
ARTICLE 1.2
      (a) The Company shall cause its transfer agent to, issue and deliver shares of Common Stock consistent with Section 7.11 hereof within three
      (3) Trading Days of delivery of a Notice of Conversion or Notice of Exercise, as applicable (the "Deadline") to Purchaser (or any party receiving Securities by transfer from Purchaser) at the address of Purchaser set forth in the Notice of Conversion or Notice of Exercise, as the case may be. The Company understands that a delay in the issuance of such certificates after the Deadline could result in economic loss to Purchaser.

      (a) Without in any way limiting Purchaser's right to pursue other remedies, including actual damages and/or equitable relief, the Company agrees that if delivery of the Conversion Shares is more than one (1) Business Day after the Deadline (other than a failure due to the circumstances described in Section 4.3 of the Convertible Debentures, which failure shall be governed by such Section) the Company shall pay to Purchaser, as liquidated damages and not as a penalty, $500 for each $100,000 of Convertible Debentures then outstanding per day in cash, for each of the first ten (10) days beyond the Deadline, and $1,000 for each $100,000 of Convertible Debentures then outstanding per day in cash for each day thereafter that the Company fails to deliver such Common Stock. Such cash amount shall be paid to Purchaser by the last day of the calendar week following the week in which it has accrued or, at the option of Purchaser (by written notice to the Company by the first day of the week following the week in which it has accrued), shall be added to the principal amount of the Convertible Debenture (if then outstanding) payable to Purchaser, in which event interest shall accrue thereon in accordance with the terms of the Convertible Debentures and such additional principal amount shall be convertible into Common Stock in accordance with the terms of the Convertible Debentures.

ARTICLE 1.1 CONVERSION NOTICE . The Company agrees that, in addition to any other remedies which may be available to Purchaser, including, but not limited to, the remedies available under Section 10.1, in the event the Company fails for any reason (other than as a result of actions taken by a Purchaser in breach of this Agreement) to effect delivery to a Purchaser of certificates with or without restrictive legends as contemplated by Article IX representing the shares of Common Stock on or prior to the Deadline after conversion of any Convertible Debentures or exercise of the Warrants, Purchaser will be entitled, if prior to the delivery of such certificates, to revoke the Notice of Conversion or Notice of Exercise, as applicable, by delivering a notice to such effect to the Company whereupon the Company and Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise, as the case may be.
ARTICLE 1.2
ARTICLE 1.3 CONVERSION LIMIT . Notwithstanding the conversion rights under the Convertible Debentures, unless Purchaser delivers a waiver in accordance with the immediately following sentence, in no event shall Purchaser be entitled to convert any portion of the Convertible Debentures, in excess of that portion of the Convertible Debentures, as applicable, of which the sum of (i) the number of shares of Common Stock beneficially owned by Purchaser and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Convertible Debenture or other Derivative Securities convertible into or exchangeable for shares of Common Stock which contain a limitation similar to that set forth in this Section 10.3), and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Convertible Debenture with respect to which this determination is being made, would result in beneficial ownership by Purchaser and its Affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of Section 10.3(i) beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13 D-G thereunder, except as otherwise provided in this Section 10.3. The foregoing limitation shall not apply and shall be of no further force or effect (i) immediately preceding and upon the occurrence of any voluntary or mandatory redemption or repayment transaction described herein or in the Convertible Debentures, (ii) immediately preceding and upon any Sale Event, (iii) on the Maturity Date or (iv) following the occurrence of any Event of Default which is not cured for a period of ten (10) calendar days.
ARTICLE 1.4
ARTICLE 1.5 REGISTRATION RIGHTS.
ARTICLE 1.6

      (a) The Company shall grant Purchaser registration rights covering the Conversion Shares (the "Registrable Securities") on the terms set forth in the Registration Rights Agreement and herein.

      (a) The Company shall prepare and file within 30 days following the Closing Date a registration statement or amendment thereto (the "Registration Statement") covering the resale of the Registrable Securities in the amount of 2,990,000 shares of Common Stock. In addition, on or before the 180th day following the Closing Date ("Six Month Anniversary Date"), the Company shall prepare and file a subsequent registration statement (the "Subsequent Registration Statement") covering the resale of the Registrable Securities in an amount equal to at least one and a half times the number of Conversion Shares issuable if Convertible Debentures in an aggregate principal amount equal to the aggregate remaining Commitment Amount were fully converted on the Six Month Anniversary Date. The Company shall use its best efforts to cause the Registration Statement and the Subsequent Registration Statement to be declared effective by the Commission or the earlier of (i) 90 days of the Closing Date with respect to the

      Registration Statement or 90 days following the date of filing the Subsequent Registration Statement, as applicable, (ii) five days following the receipt of a "No Review" Letter from the Commission or
      (iii) the first day following the day the Commission determines the Registration Statement or the Subsequent Registration Statement eligible to be declared effective. The Company shall pay all expenses of registration (other than underwriting fees and discounts, if any, in respect of Registrable Securities offered and sold under each registration statement by Purchaser).

      (a) If the Registration Statement or the Subsequent Registration Statement is not declared effective by the Commission by the Required Effectiveness Date, the Company shall pay to Purchaser, as liquidated damages and not as a penalty, an amount equal to 2% of the outstanding principal amount of the Convertible Debentures, prorated, for each 30 day period the Registration Statement or the Subsequent Registration Statement is not declared effective by the Commission, which amount will be increased to 3% of the outstanding principal amount of the Convertible Debentures in the event that the Registration Statement or the Subsequent Registration Statement is not declared effective by the Commission within 120 days of the Closing Date with respect to the Registration Statement or the Six Month Anniversary Date with respect to the Subsequent Registration Statement. In addition, commencing 150 days following the Closing Date or the Six Month Anniversary Date, as applicable, the Conversion Price of the Convertible Debentures will decrease by 1% for each 30-day period in which the Registration Statement or the Subsequent Registration Statement is not declared effective. In the event the Company fails to obtain a valid registration statement by the 180th day following the Closing Date or the Six Month Anniversary Date, as applicable, the Company will redeem the Convertible Debentures and the Warrants as set forth in Section 5 of the Convertible Debentures and Section 13 of the Warrants, respectively. Additionally, the Company will grant to Purchaser first priority piggyback registration rights in the event the Company proposes to effect a registered offering of Common Stock or warrants or both prior to the filing of the Registration Statement referenced above.

      (a) Any such liquidated damages shall be paid in cash by the Company to Purchaser by wire transfer in immediately available funds on the last day of each calendar week following the event requiring its payment.

      (a) If, following the declaration of effectiveness of the Registration Statement or the Subsequent Registration Statement, such registration statement (or any prospectus or supplemental prospectus contained therein) shall cease to be effective for any reason (including but not limited to the occurrence of any event that results in any prospectus or supplemental prospectus containing an untrue statement of a material fact or omitting a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading), the Company fails to file required amendments to the Registration Statement or Subsequent Registration Statement in order to allow the Purchaser to exercise its rights to receive unrestricted, unlegended, freely tradeable shares of Common Stock, or if for any reason there are insufficient shares of such shares of Common Stock registered under the then current Registration Statement or Subsequent Registration Statement to effect full conversion of the Convertible Debentures or exercise of the Warrants (a "Registration Default"), the Company shall immediately take all necessary steps to cause the Registration Statement or Subsequent Registration Statement to be amended or supplemented so as to cure such Registration Default. Failure to cure a Registration Default within ten (10) business days shall result in the Company paying to Purchaser liquidated damages at the rate of $1,000 per day from the date of such Registration Default until the Registration Default is cured.

      (a) In the event the Company does not file the Subsequent Registration Statement on or before the Six Month Anniversary Date, the Company shall cancel the unused portion of the Commitment Amount and pay the Commitment Fee set forth in Section 2.4(b) hereof.

ARTICLE 1.1 RESTRICTION ON ISSUANCE OF SECURITIES. For a period of 90 days following the last to occur of (i) the date of the final Subsequent Takedown or
(ii) the date the Commitment expires, is completed or is terminated in full, the Company will not sell, or offer to sell, any securities (including credit facilities which are convertible into securities which may be issued at a discount to the then current Market Price) other than borrowings under conventional credit facilities existing as of the date hereof or resulting from the Company's current discussions with Bank of America, stock issued or credit facilities to be established in connection with acquisitions, employee and director stock options of the Company, existing rights and warrants of the Company and securities issued under the Convertible Debentures or Warrants. In addition, the Company shall not issue any securities in connection with a strategic alliance entered into by the Company unless such securities are the subject of a one year statutory or contractual hold period or, if not subject to such a hold period, unless the Purchaser has fully converted all outstanding Convertible Debentures and exercised all Warrants. Notwithstanding the foregoing, the Company may enter into the following types of transactions (collectively referred to as "Permitted Financings"): (1) "permanent financing" transactions, which would include any form of debt or equity financing (other than an underwritten offering), which is followed by a reduction of the said financing commitment to zero and payment of all related fees and expenses; (2) "project financing" which provide for the issuance of recourse debt instruments in connection with the operation of the Company's business as presently conducted or as proposed to be conducted; (3) an underwritten offering of Common Stock, provided that such offering provides for the registration of the Common Stock to be received by Purchaser as a result of the conversion of the Convertible Debentures and the exercise of the Warrants held by the Purchaser; and (4) other financing transactions specifically consented to in writing by the Purchaser.

ARTICLE 1.2
                      ARTICLE 2. ADJUSTMENT OF FIXED PRICE

ARTICLE 1.1 REORGANIZATION. The Conversion Price and the exercise price of the Warrants (collectively, the "Fixed Prices") shall be adjusted, as applicable, as hereafter provided.
ARTICLE 1.2
ARTICLE 1.3 SHARE REORGANIZATION. If and whenever the Company shall:
ARTICLE 1.4

      (i) subdivide the outstanding shares of Common Stock into a greater number of shares;

      (i) consolidate the outstanding shares of Common Stock into a smaller number of shares;

      (i) issue Common Stock or securities convertible into or exchangeable for shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock; or

      (i) make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock;

any of such events being herein called a "Share Reorganization," then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the applicable Fixed Price in effect on such record or effective date, as the case may be, by a fraction of which:

            (I) the numerator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the transaction); and

            (II) the denominator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for Common Stock on such record or effective date.

ARTICLE 1.1 RIGHTS OFFERING. If and whenever the Company shall issue to all or substantially all the holders of Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date of such issue, to subscribe for or purchase Common Stock (or Derivative Securities), at a price per share (or, in the case of securities convertible into or exchangeable for Common Stock, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Market Price of the Common Stock on such record date (any such event being herein called a "Rights Offering"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which holders of Common Stock are determined for the purposes of the Rights Offering, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:
ARTICLE 1.2
      (i) the numerator shall be the sum of:
(ii)
(iii)       (I)  the number of shares of Common Stock outstanding on such record date; and
(iv)
(v)         (II) a number obtained by dividing:
(vi)
(A)         either,
(B)
                  (x) the product of the total number of shares of Common Stock so offered for subscription or purchase and the price at which such shares are so offered, or

                  (y) the product of the maximum number of shares of Common Stock into or for which the convertible or exchangeable securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities, or, as the case may be, by

(A)               the Market Price of the Common Stock on such record date; and
(B)
(ii)        the denominator shall be the sum of:
(iii)
            (I) the number of shares of Common Stock outstanding on such record date; and

            (II) the number of shares of Common Stock so offered for subscription or purchase (or, in the case of Derivative Securities, the maximum number of shares of Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).
To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the applicable Fixed Price shall be readjusted effective immediately after such expiry time to the applicable Fixed Price which would then have been in effect upon the number of shares of Common Stock (or Derivative Securities) actually delivered upon the exercise of such rights, options or warrants.

ARTICLE 1.1 SPECIAL DISTRIBUTION. If and whenever the Company shall issue or distribute to all or substantially all the holders of Common Stock:
ARTICLE 1.2
      (i)   shares of the Company of any class, other than Common Stock;

      (i)   rights, options or warrants; or

      (i) any other assets (excluding cash dividends and equivalent dividends in shares paid in lieu of cash dividends in the ordinary course);

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a "Special Distribution"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of the Special Distribution, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

      (i)   the numerator shall be the difference between:

      (A) the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date; and

      (A) the fair market value, as determined by the Directors (whose determination shall be conclusive), to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefor by the holders of Common Stock), and

      (i) the denominator shall be the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date.

ARTICLE 12.5 CAPITAL REORGANIZATION. If and whenever there shall occur:
ARTICLE 12.6
      (i) a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than in a Share Reorganization;

      (i) a consolidation, merger or amalgamation of the Company with, or into another body corporate; or

      (i) the transfer of all or substantially all of the assets of the Company to another body corporate;

(any such event being herein called a "Capital Reorganization"), then in each such case the holder who exercises the right to convert Convertible Debentures after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Company or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holders had been the holder of the number of shares of Common Stock to which such holder was theretofore entitled upon conversion; provided, however, that no such Capital Reorganization shall be consummated in effect unless all necessary steps shall have been taken so that such holders shall thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

ARTICLE 12.5 PURCHASE PRICE ADJUSTMENTS. In case at any time and from time to time the Company shall issue any shares of Common Stock or Derivative Securities convertible or exercisable for shares of Common Stock (the number of shares so issued, or issuable upon conversion or exercise of such Derivative Securities, as applicable, being referred to as "Additional Shares of Common Stock") for consideration less than the then Market Price at the date of issuance of such shares of Common Stock or such Derivative Securities, in each such case the Conversion Price shall, concurrently with such issuance, be adjusted by multiplying the Conversion Price immediately prior to such event by a fraction:
(i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued would purchase at the Market Price and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued or sold.
ARTICLE 12.6
ARTICLE 12.7 ADJUSTMENT RULES. The following rules and procedures shall be applicable to adjustments made in this Article XI:
ARTICLE 12.8
      (a) no adjustment in the applicable Fixed Price shall be required unless such adjustment would result in a change of at least 1% in the applicable Fixed Price then in effect, provided, however, that any adjustments which, but for the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

      (a) if any event occurs of the type contemplated by the adjustment provisions of this Article XI but not expressly provided for by such provisions, the Company will give notice of such event as provided herein, and the Company's board of directors will make an appropriate adjustment in the Fixed Price so that the rights of the holders of the applicable Security shall not be diminished by such event; and

      (a) if a dispute shall at any time arise with respect to any adjustment of the applicable Fixed Price, such dispute shall be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by a firm of independent chartered accountants selected by the Directors and any such determination shall be binding upon the Company and Purchaser.

ARTICLE 12.5 CERTIFICATE AS TO ADJUSTMENT. The Company shall from time to time promptly after the occurrence of any event which requires an adjustment in the applicable Fixed Price deliver to Purchaser a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the applicable Fixed Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.
ARTICLE 12.6
ARTICLE 12.7 NOTICE TO HOLDERS. If the Company shall fix a record date for:
ARTICLE 12.8
      (a) any Share Reorganization (other than the subdivision of outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares),

      (a)   any Rights Offering,

      (a)   any Special Distribution,

      (a) any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares),

      (a)   Sale Event; or

      (a)   any cash dividend,

the Company shall, not less than 10 days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to Purchaser notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.


                         ARTICLE 12. EVENTS OF DEFAULT

ARTICLE 12.5 EVENTS OF DEFAULT.   If one or more of the following events (each
an "Event of Default") shall have occurred and be continuing:
ARTICLE 12.6
      (a) failure by the Company to pay or repay when due, all or any part of the principal on any of the Convertible Debentures (whether by virtue of the agreements specified in this Agreement or the Convertible Debentures);

      (a) failure by the Company to pay (i) within five (5) Business Days of the due date thereof any interest on any Convertible Debentures or (ii) within five (5) Business Days following the delivery of notice to the Company of any fees or any other amount payable (not otherwise referred to in (a) above or this clause (b)) by the Company under this Agreement or any other Transaction Agreement;

      (a)   failure by the Company to timely comply with the requirements of
      Section 7.11 or 10.1 hereof, which failure is not cured within five (5) Business Days of such failure;

      (a) failure on the part of the Company to observe or perform any covenant contained in Section 7.10 or Article VIII of this Agreement;

      (a) failure on the part of the Company to observe or perform any covenant or agreement contained in any Transaction Agreement (other than those covered by clauses (a), (b), (c), (d) or (e) above) for 30 days from the date of such occurrence;

      (a) the trading in the Common Stock shall have been suspended by the Commission, OTC Bulletin Board or any National Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on any National Market, the Common Stock is then listed and approved for trading on another National Market within ten (10) Trading Days thereof);

      (a) failure of the Company to file the Listing Applications within twenty (20) Business Days of the Closing Date or the closing date of a Subsequent Takedown, as applicable, which failure is not cured within five
      (5) Business Days of such failure;

      (a) the Company shall have its Common Stock delisted from the OTC Bulletin Board or a National Market for at least ten (10) consecutive Trading Days and is unable to obtain a listing on a National Market within such ten (10) Trading Days;

      (a) the Registration Statement shall not have been declared effective by the Commission by the Required Effectiveness Date, or such effectiveness shall not be maintained for the Registration Maintenance Period, in each case which results in the Company incurring the Default Fee for a period in excess of 10 days;

      (a) the Company or any Subsidiary has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;

      (a) an involuntary case or other proceeding has been commenced against the Company or any Subsidiary seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief has been entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

      (a) default in any provision (including payment) or any agreement governing the terms of any Debt of the Company or any Subsidiary in excess of $500,000, which has not been cured within any applicable period of grace associated therewith;

      (a) judgments or orders for the payment of money which in the aggregate at any one time exceed $1,000,000 and are not covered by insurance have been rendered against the Company or any Subsidiary by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days; or

      (a) any representation, warranty, certification or statement made by the Company in any Transaction Agreement or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Transaction Agreement shall prove to have been untrue in any material respect when made.

then, and in every such occurrence, Purchaser may, with respect to an Event of Default specified in paragraphs (a) or (b), and the Majority Holders may, with respect to any other Event of Default, by notice to the Company, declare the Convertible Debentures to be, and the Convertible Debentures shall thereon become immediately due and payable; PROVIDED that in the case of any of the Events of Default specified in paragraph (k) or (l) above with respect to the Company or any Subsidiary, then, without any notice to the Company or any other act by Purchaser, the entire amount of the Convertible Debentures shall become immediately due and payable, PROVIDED, FURTHER, if any Event of Default has occurred and is continuing, and irrespective of whether any Convertible Debenture has been declared immediately due and payable hereunder, any Purchaser of Convertible Debentures may proceed to protect and enforce the rights of Purchaser by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Convertible Debenture, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and PROVIDED FURTHER, in the case of any Event of Default, the amount declared due and payable on the Convertible Debentures shall be the Formula Price thereof.

ARTICLE 12.5 POWERS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to Purchaser is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Convertible Debentures or by law may be exercised from time to time, and as often as shall be deemed expedient, by Purchaser.


                           ARTICLE 12. MISCELLANEOUS

ARTICLE 12.5 NOTICES. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

ARTICLE 12.5 NO WAIVERS; AMENDMENTS.
ARTICLE 12.6
      (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

      (a) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders;
      PROVIDED, that without the consent of each holder of any Convertible Debenture affected thereby, an amendment or waiver may not (a) reduce the aggregate principal amount of Convertible Debentures whose holders must consent to an amendment or waiver, (b) reduce the rate or extend the time for payment of interest on any Convertible Debenture, (c) reduce the principal amount of or extend the stated maturity of any Convertible Debenture or (d) make any Convertible Debenture payable in money or property other than as stated in such Convertible Debenture. In determining whether the holders of the requisite principal amount of Convertible Debentures have concurred in any direction, consent, or waiver as provided in any Transaction Agreement, Convertible Debentures which are owned by the Company or any other obligor on or guarantor of the convertible Debentures, or by any Person Controlling, Controlled by, or under common Control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and PROVIDED FURTHER that no such amendment, supplement or waiver which affects the rights of Purchaser and their affiliates otherwise than solely in their capacities as holders of Convertible Debentures shall be effective with respect to them without their prior written consent.

ARTICLE 12.5 INDEMNIFICATION.
ARTICLE 12.6
      (a) The Company agrees to indemnify and hold harmless Purchaser, its Affiliates, and each Person, if any, who controls Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each, a "Controlling Person"), and the respective partners, agents, employees, officers and Directors of Purchaser, their Affiliates and any such Controlling Person (each an "Indemnified Party") and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than Purchaser unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; PROVIDED that the Company will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

      (a) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Company has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified
      Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, PROVIDED, HOWEVER, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by Purchaser. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of Purchaser and the other Indemnified Parties, satisfactory in form and substance to Purchaser, from all liability arising out of such action, claim, suit or proceeding.

      (a) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, labilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Purchaser on the other, but also the relative fault of the Company and Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 13.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by Purchaser pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      (a) The indemnification, contribution and expense reimbursement obligations set forth in this Section 13.3 (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise; (ii) shall survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Convertible Debentures and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Purchaser or any other Indemnified Party.

ARTICLE 12.5 EXPENSES: DOCUMENTARY TAXES. The Company agrees to pay to Purchaser a fee of $15,000.00 (the "Expense Reimbursement Fee") in full satisfaction of all obligations of the Company to Purchaser and its agents in connection with the negotiation and preparation of the Transaction Agreements, relevant due diligence, and fees and disbursements of legal counsel. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Transaction Agreement or the issuance of the Securities to Purchaser, excluding their assigns.
ARTICLE 12.6
ARTICLE 12.7 PAYMENT. The Company agrees that, so long as Purchaser shall own any Convertible Debentures purchased by it from the Company hereunder, the Company will make payments to Purchaser of all amounts due thereon by wire transfer by 4:00 P.M. (E.S.T.).
ARTICLE 12.8
ARTICLE 12.9 SUCCESSORS AND ASSIGNS . This Agreement shall be binding upon the Company and upon Purchaser and its respective successors and assigns; PROVIDED that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to Purchaser and its affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.
ARTICLE 12.10

ARTICLE 12.11 BROKERS. Except for a fee payable to (x) Midori Capital Corporation in the form of (i) 8% of the aggregate proceeds received by the Company in connection with the transactions contemplated hereby, (ii) warrants to purchase 35,000 shares of Company Common Stock for each $1,000,000 principal amount of Convertible Debentures funded on a pro rata basis and (iii) a $15,000 cash expense reimbursement; and (y) Kason Corporation in an amount equal to one percent of the aggregate proceeds received by the Company pursuant to the transactions contemplated hereby, the Company represents and warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or Purchaser in connection with the sale of the Securities.

ARTICLE 12.5 GEORGIA LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; APPOINTMENT OF AGENT. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY FEDERAL DISTRICT COURT SITTING IN ATLANTA, GEORGIA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.
ARTICLE 12.6
ARTICLE 12.7 ENTIRE AGREEMENT. This Agreement, the Exhibits or Schedules hereto, which include, but are not limited to the Convertible Denbenture, the Warrant, the Registration Rights Agreement and the Security Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.
ARTICLE 12.8
ARTICLE 12.9 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.
ARTICLE 12.10
ARTICLE 12.11 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
ARTICLE 12.12
ARTICLE 12.13 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Purchaser and the Company shall be required to employ any other reporting entity.
ARTICLE 12.5 PUBLICITY. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser without the prior written consent of Purchaser, except to the extent required by law, in which case the Company shall provide Purchaser with prior written notice of such public disclosure.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.


                                  EAGLE WIRELESS INTERNATIONAL, INC.


                                  By:_______________________________________
                                  Name:    H.  Dean Cubley
                                  Title:   President and Chief Executive Officer


                                  Address: Eagle Wireless International, Inc.
                                           101 Courageous Drive
                                           League City, TX  77573

                                           Fax:
                                           Tel.:



                                  GCA STRATEGIC INVESTMENT FUND LIMITED


                                  By:_______________________________________
                                  Name:    Lewis N. Lester
                                  Title:   Director

                                  Address: c/o Prime Management Limited
                                           Mechanics Building
                                           12 Church Street
                                           Hamilton HM II, Bermuda

                                           Fax:  441-295-3926
                                           Tel.: 441-295-0329

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